EXHIBIT 99.2


                           FIVE-YEAR CREDIT AGREEMENT

                                   DATED AS OF
                                JANUARY 20, 2004

                                      AMONG

                              GENERAL MILLS, INC.,

                              JPMORGAN CHASE BANK,
                            AS ADMINISTRATIVE AGENT,

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT,

                              BARCLAYS BANK PLC AND
                                 CITIBANK, N.A.,
                            AS DOCUMENTATION AGENTS,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                         J.P. MORGAN SECURITIES INC. AND
                         BANC OF AMERICA SECURITIES LLC

                        LEAD ARRANGERS AND BOOK MANAGERS

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  DEFINED TERMS..................................................1
Section 1.02.  OTHER INTERPRETIVE PROVISIONS.................................16

                                    ARTICLE 2
                                   THE CREDIT

Section 2.01.  THE REVOLVING CREDIT..........................................17
Section 2.02.  REGISTRY......................................................17
Section 2.03.  PROCEDURE FOR BORROWING.......................................18
Section 2.04.  CONVERSION AND CONTINUATION ELECTIONS.........................19
Section 2.05.  VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS.............20
Section 2.06.  OPTIONAL PAYMENTS.............................................21
Section 2.07.  REPAYMENT.....................................................21
Section 2.08.  INTEREST......................................................21
Section 2.09.  FEES..........................................................22
Section 2.10.  COMPUTATION OF FEES AND INTEREST..............................23
Section 2.11.  PAYMENTS BY THE COMPANY.......................................23
Section 2.12.  PAYMENTS BY THE BANKS TO THE AGENT............................24
Section 2.13.  SHARING OF PAYMENTS, ETC......................................25
Section 2.14.  LETTERS OF CREDIT.............................................25

                                    ARTICLE 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01.  TAXES.........................................................31
Section 3.02.  ILLEGALITY....................................................33
Section 3.03.  INCREASED COSTS AND REDUCTION OF RETURN.......................34
Section 3.04.  FUNDING LOSSES................................................35
Section 3.05.  INABILITY TO DETERMINE RATES..................................36
Section 3.06.  CERTIFICATES OF BANKS.........................................36
Section 3.07.  SUBSTITUTION OF BANKS.........................................36
Section 3.08.  SURVIVAL......................................................36

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

Section 4.01.  CONDITIONS OF CLOSING DATE....................................37
Section 4.02.  CONDITIONS TO ALL BORROWINGS AND ISSUANCES OF LETTERS
               OF CREDIT.....................................................38


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                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

Section 5.01.  CORPORATE EXISTENCE AND POWER.................................39
Section 5.02.  CORPORATE AUTHORIZATION; NO CONTRAVENTION.....................39
Section 5.03.  GOVERNMENTAL AUTHORIZATION....................................40
Section 5.04.  BINDING EFFECT................................................40
Section 5.05.  LITIGATION....................................................40
Section 5.06.  NO DEFAULT....................................................40
Section 5.07.  ERISA.........................................................40
Section 5.08.  USE OF PROCEEDS; MARGIN REGULATIONS...........................41
Section 5.09.  TITLE TO PROPERTIES...........................................41
Section 5.10.  TAXES.........................................................41
Section 5.11.  ENVIRONMENTAL MATTERS.........................................41
Section 5.12.  REGULATED ENTITIES............................................42
Section 5.13.  COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. ...........42
Section 5.14.  FINANCIAL INFORMATION.........................................42

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

Section 6.01.  FINANCIAL STATEMENTS..........................................43
Section 6.02.  CERTIFICATES; OTHER INFORMATION...............................43
Section 6.03.  NOTICES.......................................................44
Section 6.04.  PRESERVATION OF CORPORATE EXISTENCE, ETC. ....................45
Section 6.05.  INSURANCE.....................................................46
Section 6.06.  PAYMENT OF OBLIGATIONS........................................46
Section 6.07.  COMPLIANCE WITH LAWS..........................................46
Section 6.08.  INSPECTION OF PROPERTY AND BOOKS AND RECORDS..................46
Section 6.09.  USE OF PROCEEDS...............................................47

                                    ARTICLE 7
                               NEGATIVE COVENANTS

Section 7.01.  LIMITATION ON LIENS...........................................47
Section 7.02.  DISPOSITION OF ASSETS; CONSOLIDATIONS AND MERGERS.............49
Section 7.03.  PARI PASSU RANKING............................................50
Section 7.04.  TRANSACTIONS WITH AFFILIATES..................................50
Section 7.05.  MARGIN STOCK..................................................50
Section 7.06.  RATIO OF EARNINGS TO FIXED CHARGES............................50
Section 7.07.  PAYMENTS BY MATERIAL SUBSIDIARIES.............................50


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                                    ARTICLE 8
                                EVENTS OF DEFAULT

Section 8.01.  EVENT OF DEFAULT..............................................51
Section 8.02.  REMEDIES......................................................53
Section 8.03.  CASH COVER....................................................54
Section 8.04.  RIGHTS NOT EXCLUSIVE..........................................54

                                    ARTICLE 9
                                   THE AGENTS

Section 9.01.  APPOINTMENT AND AUTHORIZATION.................................54
Section 9.02.  DELEGATION OF DUTIES..........................................54
Section 9.03.  LIABILITY OF ADMINISTRATIVE AGENT.............................55
Section 9.04.  RELIANCE BY AGENT.............................................55
Section 9.05.  NOTICE OF DEFAULT.............................................56
Section 9.06.  CREDIT DECISION...............................................56
Section 9.07.  INDEMNIFICATION...............................................57
Section 9.08.  ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY...................57
Section 9.09.  SUCCESSOR ADMINISTRATIVE AGENT................................58
Section 9.10.  OTHER AGENTS..................................................58

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.  AMENDMENTS AND WAIVERS.......................................59
Section 10.02.  NOTICES......................................................59
Section 10.03.  NO WAIVER; CUMULATIVE REMEDIES...............................60
Section 10.04.  COSTS AND EXPENSES...........................................60
Section 10.05.  INDEMNITY....................................................61
Section 10.06.  MARSHALLING; PAYMENTS SET ASIDE..............................62
Section 10.07.  SUCCESSORS AND ASSIGNS.......................................62
Section 10.08.  ASSIGNMENTS, PARTICIPATIONS, ETC. ...........................62
Section 10.09.  CONFIDENTIALITY..............................................65
Section 10.10.  SET-OFF......................................................66
Section 10.11.  NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. ............67
Section 10.12.  COUNTERPARTS.................................................67
Section 10.13.  SEVERABILITY.................................................67
Section 10.14.  NO THIRD PARTIES BENEFITED...................................67
Section 10.15.  TIME.........................................................67
Section 10.16.  GOVERNING LAW AND JURISDICTION...............................67
Section 10.17.  WAIVER OF JURY TRIAL.........................................68
Section 10.18.  ENTIRE AGREEMENT.............................................68

SCHEDULES
Pricing Schedule
Schedule 2.01 Revolving Commitment of each Bank
EXHIBITS
Exhibit A - Notice of Borrowing
Exhibit B - Notice of Conversion/Continuation
Exhibit C - Assignment and Assumption Agreement
Exhibit D - Note


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                           FIVE-YEAR CREDIT AGREEMENT

         This FIVE-YEAR CREDIT AGREEMENT is entered into as of January 20, 2004, among General Mills, Inc., a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK"), JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC and Citibank N.A., as Documentation Agents.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01. DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

         "ADMINISTRATIVE AGENT" means JPMorgan Chase in its capacity as administrative agent for the Banks hereunder, and any successor in such capacity.

         "ADMINISTRATIVE AGENT-RELATED PERSONS" means JPMorgan Chase and any successor Administrative Agent arising under Section 9.09, together with their respective Affiliates (including, in the case of JPMorgan Chase, J.P. Morgan Securities Inc. as Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent (with a copy to the Company).

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other


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Person. Notwithstanding the foregoing, no Bank shall be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

         "AGENT" means any of the Administrative Agent, the Syndication Agent or the Documentation Agents.

         "AGENT'S PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 10.02.

         "AGGREGATE REVOLVING COMMITMENT" means the combined Revolving Commitments of the Banks, in the initial amount of Seven Hundred Fifty Million Dollars ($750,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

         "AGREEMENT" means this Credit Agreement, as amended from time to time in accordance with the terms hereof.

         "APPLICABLE MARGIN" means:

                  (i) with respect to Base Rate Loans, 0%; and

                  (ii) with respect to Offshore Rate Loans, the applicable rate per annum set forth in the Pricing Schedule.

         "APPROVED FUND" means any Fund that is managed (whether as manager or administrator) by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.

         "ASSIGNEE" has the meaning specified in subsection 10.08(a).

         "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in subsection 10.08(a).

         "ATTORNEY COSTS" means and includes all reasonable fees and reasonable out-of-pocket disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable out-of-pocket disbursements of internal counsel.

         "BANK" has the meaning specified in the introductory clause hereto; PROVIDED that if and to the extent any Bank obtains funding for its Loans hereunder from a domestic bank Affiliate of such Bank, all references to such "Bank" in Sections 3.02 and 3.03 hereof shall be deemed to include such domestic bank Affiliate and PROVIDED FURTHER that unless the context otherwise requires, any reference to a Bank shall include an Issuing Bank.


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         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11
U.S.C.ss.101, et seq.).

         "BASE RATE" means, for any day, the higher of (a) the Prime Rate and
(b) 0.50% per annum above the Federal Funds Rate.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
Rate.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

         "BORROWING" means a borrowing hereunder consisting of Loans made to the Company on the same day by the Banks pursuant to Article 2.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation or other entity controlling a Bank.

         "CAPITAL LEASE" has the meaning specified in the definition of "Capital Lease Obligations."

         "CAPITAL LEASE OBLIGATIONS" means all material monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("CAPITAL LEASE").

         "CERCLA" has the meaning specified in the definition of "Environmental Laws."

         "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks.

         "CODE" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of such Bank's Revolving Commitment divided by the Aggregate Revolving Commitment.

         "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend,


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Surety Instrument or other obligation (the "PRIMARY OBLIGATIONS") of another
Person (the "PRIMARY OBLIGOR"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound and which is material to such Person.

         "CONTROLLED GROUP" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

         "CONVERSION DATE" means any date on which the Company converts, either pursuant to a Notice of Conversion/ Continuation or by automatic conversion pursuant to Section 2.04, a Base Rate Loan to an Offshore Rate Loan; or an Offshore Rate Loan to a Base Rate Loan.

         "CREDIT EXPOSURE" means, with respect to any Bank at any time, (i) the amount of its Revolving Commitment (whether used or unused) at such time or (ii) if the Revolving Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Loans and its Letter of Credit Liabilities at such time.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "DOCUMENTATION AGENTS" means each of Barclays Bank PLC and Citibank, N.A., in its capacity as a documentation agent in respect of this Agreement.


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         "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United
States.

         "DOMESTIC LENDING OFFICE" means, with respect to each Bank, the office of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company and the Administrative Agent.

         "ELIGIBLE ASSIGNEE" means (a) any Bank approved by each Issuing Bank;
(b) any Affiliate of a Bank approved by each Issuing Bank; (c) any Approved Fund approved by each Issuing Bank; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) each Issuing Bank and
(iii) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed).

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.


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         "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified
Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

         "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

         "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

         "EXISTING AGREEMENT" means the 364-Day Credit Agreement dated as of January 24, 2001, as amended, among the Company, certain financial institutions, JPMorgan Chase Bank, as Administrative Agent, Salomon Smith Barney Inc., as Syndication Agent and Barclays Bank PLC and Bank of America, N.A., as Co-Documentation Agents.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of


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three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

         "FEE LETTERS" means that certain letter agreement between the Company, J.P. Morgan Securities Inc. and JPMorgan Chase dated December 8, 2003 and that certain letter agreement between the Company, Banc of America Securities LLC and Bank of America, N.A. dated December 10, 2003.

         "FORM W-8BEN" has the meaning specified in subsection 3.01(f).

         "FORM W-8ECI" has the meaning specified in subsection 3.01(f).

         "FUND" means any Person (other than a natural Person) that is (or will be) engaged in purchasing, holding or otherwise investing in commercial loans in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "HAZARDOUS MATERIALS" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect


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to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; and
(g) all net obligations with respect to Rate Contracts.

         "INDEMNIFIED PERSON" has the meaning specified in subsection 10.05.

         "INDEMNIFIED LIABILITIES" has the meaning specified in subsection
10.05.

         "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

         "INTEREST PAYMENT DATE" means, with respect to any Offshore Rate Loan, the last day of the Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each calendar quarter and each date a Base Rate Loan is converted into an Offshore Rate Loan, PROVIDED, HOWEVER, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date which falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter shall also be an Interest Payment Date.

         "INTEREST PERIOD" means, with respect to any Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Offshore Rate Loan and ending on the date one week or one, two, three or six months (or, if available, as determined by the Majority Banks, nine or twelve months) thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

PROVIDED that:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;


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                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period may end after the Revolving Termination Date.

         "ISSUING BANK" means JPMorgan Chase, Bank of America, N.A. or any other Bank designated by the Company that may agree (pursuant to an instrument in form reasonably satisfactory to the Administrative Agent) to issue Letters of Credit hereunder, each in its capacity as an issuer of a Letter of Credit hereunder.

         "JPMORGAN CHASE" means JPMorgan Chase Bank, a New York banking corporation, and its successors.

         "LEAD ARRANGERS" means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

         "LETTER OF CREDIT" means a letter of credit issued or to be issued hereunder by an Issuing Bank.

         "LETTER OF CREDIT FEE RATE" means the applicable rate per annum set forth in the Pricing Schedule.

         "LETTER OF CREDIT LIABILITIES" means, for any Bank and at any time, such Bank's ratable participation in the sum of (i) the aggregate amount then owing by the Company in respect of amounts paid by the Issuing Bank upon a drawing under a Letter of Credit issued hereunder and (ii) the aggregate amount then available for drawing under all outstanding Letters of Credit.

         "LENDING OFFICE" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, in its Administrative Questionnaire, or such other office or offices of the Bank as it may from time to time notify the Company and the Administrative Agent.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

         "LOAN" means an extension of credit by a Bank to the Company pursuant to Article 2, and may be a Base Rate Loan or an Offshore Rate Loan.

         "LOAN DOCUMENTS" means this Agreement and all documents delivered by the Company to the Administrative Agent or an Issuing Bank in connection herewith.

         "MAJORITY BANKS" means at any time Banks then holding at least 51% of the aggregate amount of the Credit Exposures at such time.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, any of the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and avoid any Event of Default; or
(c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

         "MATERIAL SUBSIDIARY" means General Mills Products Corp., a Delaware corporation, General Mills Sales, Inc., a Delaware corporation, General Mills Operations, Inc., a Delaware corporation, The Pillsbury Company, a Delaware corporation, and any Subsidiary, whether now owned or hereafter formed or acquired, whose total assets at any time equal or exceed ten percent (10%) of the Company's total assets as shown on the Company's consolidated balance sheet for its most recent fiscal quarter.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NOTE" has the meaning set forth in Section 2.02(b).

         "NOTICE OF BORROWING" means a notice given by the Company to the Administrative Agent pursuant to Section 2.03, in substantially the form of Exhibit A.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Company to the Administrative Agent pursuant to Section 2.04, in substantially the form of Exhibit B.

         "NOTICE OF ISSUANCE" means any notice delivered pursuant to subsection 2.14(b) hereof.

         "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Administrative Agent, or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

         "OFFSHORE LENDING OFFICE" means with respect to each Bank, the office of such Bank designated as such in its Administrative Questionnaire or such other office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

         "OFFSHORE RATE" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                    Offshore Base Rate
         Offshore Rate  =   ------------------------------------
                            1.00 - Eurodollar Reserve Percentage

         Where,

         "OFFSHORE BASE RATE" means, for such Interest Period:

                  (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in dollars (for delivery on the first day of such Interest Period) with a term approximately equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

         "OPERATING LEASE" means, as applied to any Person, any lease of Property which is not a Capital Lease.

         "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

         "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "OTHER TAXES" has the meaning specified in subsection 3.01(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

         "PARTICIPANT" has the meaning specified in subsection 10.08(b).

         "PAYMENT DATE" has the meaning specified in subsection 2.14(c).

         "PERSON" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "PLAN" means a Multiemployer Plan or a Qualified Plan.

         "PRICING SCHEDULE" means the schedule attached hereto and identified as such.

         "PRIME RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase in New York City as its "prime rate." It is a rate set by JPMorgan Chase based upon various factors including JPMorgan Chase's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by JPMorgan Chase shall take effect at the opening of business on the day specified in the public announcement of such change.

         "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "QUALIFIED PLAN" means a pension plan intended to be tax-qualified under Section 401(a) of the Code, which is subject to Title IV of ERISA and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

         "RATE CONTRACTS" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest rates.

         "RATIO OF EARNINGS TO FIXED CHARGES" means the Ratio of Earnings to Fixed Charges as reported by the Company in its most recent Form 10-K Annual Report filed with the Securities and Exchange Commission or in its most recent officer's certificate delivered pursuant to Section 6.01(c), PROVIDED that the components of the numerator and denominator of such ratio are computed in each such filing or certificate in the same manner as computed in the Company's Form 10-K Annual Report for the period ended May 25, 2003. For purposes of computing this ratio, earnings represent pretax income from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent gross interest (whether expensed or capitalized) and one-third (the proportion deemed representative of the interest factor) of rents of continuing operations.

         "REGISTER" has the meaning set forth in Section 2.02(a).

         "REIMBURSEMENT OBLIGATION" has the meaning specified in subsection 2.14(c).

         "REPORTABLE EVENT" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in
Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means the chief executive officer, any vice chairman or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer, the senior vice president, corporate finance or any director of finance of the Company, or any other officer having substantially the same authority and responsibility.

         "REVOLVING COMMITMENT" means, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule 2.01 under the heading "Revolving Commitment", as such amount may from time to time be reduced pursuant to Section
2.05 or increased or reduced as a result of one or more assignments pursuant to
Section 10.08.

         "REVOLVING TERMINATION DATE" means the earlier to occur of:

                  (a) January 20, 2009; and

                  (b) the date on which the Aggregate Revolving Commitment shall terminate in accordance with the provisions of this Agreement.

         "SEC" means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 51% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "SYNDICATION AGENT" means Bank of America, N.A., in its capacity as syndication agent in respect of this Agreement.

         "TAXES" has the meaning specified in subsection 3.01(a).

         "TOTAL OUTSTANDING AMOUNT" means at any time the sum of (i) the aggregate outstanding principal amount of the Loans at such time after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay other Loans or Letter of Credit Liabilities PLUS, without duplication, (ii) the aggregate amount of the Letter of Credit Liabilities of all Banks at such time.

         "TRANCHE" means a group of Offshore Rate Loans having the same Interest Period.

         "TRANSFEREE" has the meaning specified in subsection 10.09.

         "TYPE" means, as to any Loan, its nature as a Base Rate Loan or an Offshore Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." each means the United States of America.

         "VOTING STOCK" means shares of stock of a corporation of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such power only by reason of the happening of a contingency.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means any corporation, association, partnership or other business entity in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power and 100% of the capital stock of every other class, or 100% of all other equity interests (in the case of Persons other than corporations), in each case at the time as of which any determination is being made, is owned, beneficially and of record, by such Person, or by one or more of the other Wholly-Owned Subsidiaries of such Person, or both.

         "WITHDRAWAL LIABILITIES" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

         Section 1.02. OTHER INTERPRETIVE PROVISIONS.

         (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

         (b) THE AGREEMENT. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

         (c) CERTAIN COMMON TERMS.

                  (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

         (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

         (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

         (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (h) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         Section 1.03. ACCOUNTING PRINCIPLES. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE 2
                                   THE CREDIT

         Section 2.01. THE REVOLVING CREDIT. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an amount such that (i) the aggregate principal amount of Loans by such Bank at any one time outstanding PLUS the aggregate amount of its Letter of Credit Liabilities at such time shall not exceed the amount of its Revolving Commitment and (ii) the Total Outstanding Amount shall not exceed the Aggregate Revolving Commitment. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01.

         Section 2.02. REGISTRY. (a) The Administrative Agent shall maintain a register (the "REGISTER") on which it will record the Revolving Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. With respect to any Bank, the assignment or other transfer of the Revolving Commitment of such Bank and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 10.08(a). The registration of assignment or other transfer of all or part of the Revolving Commitment, Loans and Notes for a Bank shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 10.08(a). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Company and any Bank at any reasonable time upon reasonable prior notice to the Administrative Agent. The Company may not replace any Bank pursuant to
Section 3.07 unless, with respect to any Loans made by such Bank, the requirements of this subsection have been satisfied. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Revolving Commitment and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of the Company under the Loan Documents.

         (b) The Company hereby agrees that, upon the request of any Bank at any time, such Bank's Loans shall be evidenced by a promissory note or notes of the Company (each a "NOTE"), substantially in the form of Exhibit D hereto, payable to the order of such Bank and representing the obligation of the Company to pay the unpaid principal amount of the Loans made by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

         Section 2.03. PROCEDURE FOR BORROWING. (a) Each Borrowing of Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in accordance with Section 10.02 in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent (i) prior to Noon (New York City time) three Business Days prior to the requested Borrowing date, in the case of Offshore Rate Loans; and (ii) prior to Noon (New York City time) on the requested Borrowing date, in the case of Base Rate Loans, specifying in each case:

                           (A) the amount of the Borrowing, which shall be in an
                  aggregate minimum principal amount of Five Million Dollars ($5,000,000) or any multiple of One Million Dollars ($1,000,000) in excess thereof for each Type of Loan;

                           (B) the requested Borrowing date, which shall be a
                  Business Day;

                           (C) whether the Borrowing is to be comprised of
                  Offshore Rate Loans or Base Rate Loans;

                           (D) the duration of the Interest Period applicable to
                  such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

The exercise by the Company of the elections specified above shall be subject to the limitation that no more than ten Tranches of Offshore Rate Loans may be outstanding at any one time.

         (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing.

         (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 2:00 p.m. (New York City time) on the Borrowing date requested by the Company in funds immediately available to the Administrative Agent. Any such amount which is received by the Administrative Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the immediately succeeding Business Day. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

         (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan be made as an Offshore Rate Loan.

         Section 2.04. CONVERSION AND CONTINUATION ELECTIONS. (a) The Company may upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):

                  (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; or

                  (ii) elect to convert on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or

                  (iii) elect to renew on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof).

         (b) The Company shall deliver a Notice of Conversion/Continuation in accordance with Section 10.02 to be received by the Administrative Agent not later than Noon (New York City time) at least three Business Days in advance of the Conversion Date or continuation date, specifying in each case:

                           (A) the proposed Conversion Date or continuation
                  date;

                           (B) the aggregate amount of Loans to be converted or
                  renewed;

                           (C) the nature of the proposed conversion or
                  continuation; and

                           (D) the duration of the requested Interest Period.

The exercise by the Company of the elections specified above shall be subject to the limitation that no more than ten Tranches of Offshore Rate Loans may be outstanding at any one time.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to deliver timely a Notice of Conversion/Continuation selecting a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

         (e) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

         Section 2.05. VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Aggregate Revolving Commitment or permanently reduce the Aggregate Revolving Commitment by an aggregate minimum amount of $25,000,000 or any multiple of $5,000,000 in excess thereof; PROVIDED that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then Total Outstanding Amount would exceed the amount of the

Aggregate Revolving Commitment then in effect. Any reduction of the Aggregate Revolving Commitment shall be applied to each Bank's Revolving Commitment in accordance with such Bank's Commitment Percentage. All accrued facility fees to, but not including the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

         Section 2.06. OPTIONAL PAYMENTS. Subject to Section 3.04, the Company may, at any time or from time to time, upon at least three Business Day's written notice to the Administrative Agent, ratably prepay Loans in whole or in part, in amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Administrative Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

         Section 2.07. REPAYMENT. The Company shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of the Loans outstanding on the Revolving Termination Date.

         Section 2.08. INTEREST. (a) Subject to subsection 2.08(c), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, PLUS the Applicable Margin.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans pursuant to Section 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof. Any interest accrued pursuant to subsection 2.08(c) shall be paid on demand.

         (c) If any principal of or interest on any Loan or any other fee or other amount payable by the Company under any Loan Document is not paid when due (following the expiration of any grace period specified in Article VIII), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in subsection 2.08(a) or (ii) in the case of any other amount, at a rate per annum equal to the Base Rate plus 2%.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         Section 2.09. FEES.

         (a) FACILITY FEES. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee on such Bank's Credit Exposure, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, at a rate per annum equal to the applicable Facility Fee Rate set forth in the Pricing Schedule. Such facility fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 2004 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of the Credit Exposures pursuant to
Section 2.05 or 2.06, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment, if any, being calculated on the basis of the period from the reduction date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article 4 are not met.

         (b) LETTER OF CREDIT FEES. The Company shall pay (i) to the Administrative Agent for the account of the Banks ratably a letter of credit fee accruing daily on the aggregate undrawn amount of all outstanding Letters of Credit at a rate per annum equal to the Letter of Credit Fee Rate for such day and (ii) to each Issuing Bank for its own account, a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at such rate as may be mutually agreed between the Company and such Issuing Bank from time to time. Such letter of credit fees shall accrue from the Closing Date to the Revolving Termination Date (or, if later, the latest date on which any Letter of Credit may be drawn) and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 2004 through the Revolving Termination Date (or such latest date), with the final payment to be made on the Revolving Termination Date (or such latest date).

         (c) ADMINISTRATIVE AGENCY FEE. The Company shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee and other sums in the amount and at the times set forth in the Fee Letters.

         Section 2.10. COMPUTATION OF FEES AND INTEREST. (a) All computations of interest at the Prime Rate and facility fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) The Administrative Agent will, with reasonable promptness, notify the Company and the Banks of each determination of an Offshore Rate; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Loan resulting from a change in the Eurocurrency Reserve Percentage shall become effective and shall apply to any Loans then outstanding as of the opening of business on the day on which such change becomes effective. The Administrative Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, PROVIDED that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent.

         (c) Each determination of an interest rate by the Administrative Agent pursuant hereto shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate.

         Section 2.11. PAYMENTS BY THE COMPANY. (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the ratable account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute on such date to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

         (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full as and when required hereunder, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

         Section 2.12. PAYMENTS BY THE BANKS TO THE AGENT. (a) Unless the Administrative Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, prior to 2:00 p.m. (New York City time) on the date of any proposed Borrowing, that such Bank will not make available to the Administrative Agent as and when required hereunder for the account of the Company the amount of that Bank's Commitment Percentage of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice given by the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Bank to make any Loan on any date of borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

         Section 2.13. SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it, or the Letter of Credit Liabilities held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans and Letter of Credit Liabilities obtained by all the Banks, such Bank shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them and the Letter of Credit Liabilities held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.13 and will in each case notify the Banks following any such purchases or repayments.

         Section 2.14. LETTERS OF CREDIT. (a) COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit from time to time up to 30 days prior to the Revolving Termination Date upon the request of the Company; provided that, immediately after each Letter of Credit is issued (i) the Total Outstanding Amount shall not exceed the Aggregate Revolving Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $100,000,000. Upon the date of issuance by an Issuing Bank of a Letter of Credit, such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its Revolving Commitment bears to the Aggregate Revolving Commitment.

         (b) METHOD FOR ISSUANCE; TERMS; EXTENSIONS.

                  (i) The Company shall give the Issuing Bank notice at least three Business Days (or such shorter notice as may be acceptable to the Issuing Bank in its discretion) prior to the requested issuance of a Letter of Credit (or, in the case of renewal or extension, prior to the Issuing Bank's deadline for notice of nonextension) specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "NOTICE OF ISSUANCE"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit.

                  (ii) The obligation of any Issuing Bank to issue each Letter of Credit shall, in addition to the conditions precedent set forth in
         Section 4.02, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank and that the Company shall have executed and delivered such other customary instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested; PROVIDED, HOWEVER, that any Issuing Bank may decline to issue any Letter of Credit at such Issuing Bank's sole discretion (including, without limitation, if such Issuing Bank's internal policies do not permit the issuance of a letter of credit for the purposes for which such Letter of Credit is being requested). The Company shall also pay to the Issuing Bank for its own account issuance, drawing, amendment, settlement and extension charges, if any, in the amounts and at the times as agreed between the Company and the Issuing Bank.

                  (iii) The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. Each Letter of Credit shall expire at or before the close of business on the date that is one year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one year after such renewal or extension); PROVIDED that (A) a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Bank and (B) in no event will a Letter of Credit expire (including pursuant to a renewal or extension thereof) on a date later than the fifth Business Day prior to the Revolving Termination Date.

         (c) PAYMENTS; REIMBURSEMENT OBLIGATIONS.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and each other Bank as to the amount to be paid as a result of such demand or drawing and the date such payment is to be made by the Issuing Bank (the "PAYMENT DATE"). The Company shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. Such reimbursement shall be due on the Payment Date; PROVIDED that no such payment shall be due from the Company any earlier than the date of receipt by it of notice of its obligation to make such payment (or, if such notice is received by the Company after 10:00 A.M. (New York City time) on any date, on the next succeeding Business Day); and PROVIDED FURTHER that if and to the extent any such reimbursement is not made by the Company in accordance with this clause (i) or clause (ii) below on the Payment Date, then (irrespective of when notice thereof is received by the Company), such Reimbursement Obligation shall bear interest, payable on demand, for each day from and including the Payment Date to but not including the date such Reimbursement Obligation is paid in full at a rate per annum equal to the rate applicable to Base Rate Loans for such day.

                  (ii) If the Revolving Commitments remain in effect on the Payment Date, all such amounts paid by the Issuing Bank and remaining unpaid by the Company after the date and time required by Section 2.14(c)(i) (a "REIMBURSEMENT OBLIGATION") shall, if and to the extent that the amount of such Reimbursement Obligation would be permitted as a Borrowing pursuant to Section 4.02, and unless the Company otherwise instructs the Administrative Agent by not less than one Business Day's prior notice, convert automatically to Base Rate Loans on the date such Reimbursement Obligation arises. The Administrative Agent shall, on behalf of the Company (which hereby irrevocably directs the Administrative Agent so to act on its behalf), give notice no later than 12:00 Noon (New York City time) on such date requesting each Bank to make, and each Bank hereby agrees to make, a Base Rate Loan, in an amount equal to such Bank's PRO RATA share of the Reimbursement Obligation with respect to which such notice relates. Each Bank shall make such Loan available to the Administrative Agent at its address referred to in Section 10.02 in immediately available funds, not later than 2:00 P.M. (New York City time), on the date specified in such notice. The Administrative Agent shall pay the proceeds of such Loans to the Issuing Bank, which shall immediately apply such proceeds to repay the Reimbursement Obligation.

                  (iii) To the extent a Reimbursement Obligation is not funded by a Bank pursuant to clause (ii) above, such Bank will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such Reimbursement Obligation arises until reimbursement therefor in full by the Company, an amount equal to such Bank's pro rata share of such Reimbursement Obligation, together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 1:00 P.M. (New York City time) on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for the first three Business Days after the date of such demand and thereafter at a rate per annum equal to the Base Rate for each additional day. The Issuing Bank will pay to each Bank ratably all amounts received from the Company for application in payment of its Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto; PROVIDED that in the event such payment received by the Issuing Bank is required to be returned, such Bank will return to the Issuing Bank any portion thereof previously distributed to it by the Issuing Bank.

         (d) OBLIGATIONS ABSOLUTE. The obligations of the Company and each Bank under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto, provided by any party affected thereby;

                  (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

                  (iv) the existence of any claim, set-off, defense or other rights that the Company may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Bank (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                  (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) payment under a Letter of Credit against presentation to the Issuing Bank of documents that do not comply with the terms of such Letter of Credit;

                  (vii) any termination of the Commitments prior to, on or after the Payment Date for any Letter of Credit, whether at the scheduled termination thereof, by operation of Article 8 or otherwise; or

                  (viii) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (viii), constitute a legal or equitable discharge of or defense to the Company's or the Bank's obligations hereunder;

PROVIDED, that this Section 2.14(d) shall not limit the rights of the Company or any Bank under Section 2.14(e)(ii).

         (e) INDEMNIFICATION; EXPENSES.

                  (i) The Company hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which it may reasonably incur in connection with a Letter of Credit issued pursuant to this Section 2.14; PROVIDED that the Company shall not be required to indemnify any Bank or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses, to the extent finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Person.

                  (ii) None of the Banks (including, subject to subsection (f) below, an Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above; PROVIDED that, notwithstanding
         Section 2.14(d), the Company shall have a claim for direct (but not consequential) damage suffered by it, to the extent finally determined by a court of competent jurisdiction to have been caused by (x) the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of the Letter of Credit; PROVIDED FURTHER that each Bank shall have a claim for direct (but not consequential) damage suffered by it, to the extent finally determined by a court of competent jurisdiction to have been caused by the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit. The parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (iii) Nothing in this subsection (e) is intended to limit the obligations of the Company under any other provision of this Agreement. To the extent the Company does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Revolving Commitments.

         (f) STOP ISSUANCE NOTICE. If the Majority Banks determine at any time that the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at such time, then the Majority Banks may request that the Administrative Agent issue a "STOP ISSUANCE NOTICE", and the Administrative Agent shall issue such notice to each Issuing Bank. Such Stop Issuance Notice shall be withdrawn upon a determination by the Majority Banks that the circumstances giving rise thereto no longer exist. No Letter of Credit shall be issued while a Stop Issuance Notice is in effect. The Majority Banks may request issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Company for withdrawal of the same on the basis that the conditions in Section 4.02 are satisfied; PROVIDED that the Administrative Agent and the Issuing Banks may and shall conclusively rely upon any Stop Issuance Notice while it remains in effect.

         (g) OTHER DOCUMENTATION. If the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to or entered into by the Issuing Bank relating to any Letter of Credit are not consistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control; PROVIDED that, to the extent the Issuing Bank so agrees in such other documentation, its liabilities and responsibilities in connection with a Letter of Credit may be governed thereby rather than by subsection (e)(ii), but such agreement by the Issuing Bank may not directly or indirectly alter the rights and obligations of any other Bank under this Agreement.

                                   ARTICLE 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         Section 3.01. TAXES. (a) Subject to subsection 3.01(g), any and all payments by the Company to each Bank or Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

         (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "OTHER TAXES"). If any Bank becomes aware of the imposition of Other Taxes, it shall promptly notify the Company and the Administrative Agent thereof.

         (c) Subject to subsection 3.01(g), the Company shall indemnify and hold harmless each Bank and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by such Bank or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Bank or Agent makes written demand therefor.

         (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or Agent, then, subject to subsection 3.01(g):

                  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                  (ii) the Company shall make such deductions; and

                  (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent evidence of payment satisfactory to the Administrative Agent.

         (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                  (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("FORM W-8ECI"), or two accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("FORM W-8BEN"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                  (ii) if at any time the Bank makes any changes necessitating a new Form W-8ECI or Form W-8BEN, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8ECI; or two accurate and complete signed originals of Form W-8BEN, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                  (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form W-8ECI or Form W-8BEN previously delivered by such Bank, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form W-8ECI or Form W-8BEN in replacement for the forms previously delivered by the Bank; and

                  (iv) it shall, promptly upon the Company's or the Administrative Agent's reasonable request to that effect, deliver to the Company or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

         (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d) to any Bank for the account of any Lending Office of such Bank:

                  (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(f) in respect of such Lending Office;

                  (ii) if such Bank shall have delivered to the Company a Form W-8ECI in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI; or

                  (iii) if the Bank shall have delivered to the Company a Form W-8BEN in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN.

         (h) If the Company is required to pay additional amounts to any Bank or Agent pursuant to subsection 3.01(b) or 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or to take other reasonable action so as to eliminate any such additional payment by the Company which may thereafter accrue if such change or action in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         Section 3.02. ILLEGALITY. (a) If any Bank shall reasonably determine, based upon the advice of its counsel, that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, the obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

         (b) If a Bank shall reasonably determine, based upon the advice of its counsel, that it is unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

         (c) If the Company is required to prepay any Offshore Rate Loan immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

         (d) If the obligation of any Bank to make or maintain Offshore Rate Loans has been suspended as provided in subsection 3.02(a), the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

         (e) Before giving any notice to the Administrative Agent pursuant to this Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         Section 3.03. INCREASED COSTS AND REDUCTION OF RETURN. (a) If on or after the date hereof any Bank shall determine that, due to and as a direct result of either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining its Revolving Commitment hereunder or any Offshore Rate Loans, or of agreeing to issue or participate in or issuing or participating in any Letters of Credit, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If after the date hereof any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Commitment, loans, credits or obligations under this Agreement (including its obligations in respect of Letters of Credit), then, upon demand of such Bank (with a copy to the Administrative Agent), the Company shall upon demand pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

         (c) If the Company is required to pay additional amounts to any Bank pursuant to subsection 3.03(a) or (b), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to designate a different Lending Office with respect to its Offshore Rate Loans so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         Section 3.04. FUNDING LOSSES. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss or out-of-pocket expense which such Bank may sustain or incur as a direct consequence of:

         (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

         (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

         (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.06;

         (d) any principal payment in respect of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

         (e) the conversion pursuant to Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from standard fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Banks under this Section 3.04, each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Base Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         Section 3.05. INABILITY TO DETERMINE RATES. If the Administrative Agent shall have determined (i) that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or (ii) that the Offshore Rate applicable pursuant to subsection 2.08(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to any Bank of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         Section 3.06. CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation pursuant to this Article 3 shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for and the computation of the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         Section 3.07. SUBSTITUTION OF BANKS. Upon (x) the receipt by the Company from any Bank of a notice of illegality with respect to Offshore Rate Loans pursuant to Section 3.02, (y) the receipt by the Company from any Bank of a claim for additional amounts or compensation pursuant to Section 3.01 or
Section 3.03, or (z) the failure of a Bank to make any Loan on any date of Borrowing in violation of the terms of this Agreement, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Bank's Loans and Revolving Commitment (but no other Bank shall be required to do so); or (ii) designate a replacement bank meeting the qualifications of an Eligible Assignee. Any such transfer under clause (i) or (ii) shall be subject to the provisions of Sections 3.04 and 10.08 hereof.

         Section 3.08. SURVIVAL. The agreements and obligations of the Company in this Article 3 shall survive the payment of all other Obligations and termination of this Agreement.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         Section 4.01. CONDITIONS OF CLOSING DATE. The obligation of each Bank to make its initial Loan hereunder and the obligation of any Issuing Bank to issue (including any renewal or extension of) the initial Letter of Credit hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank and in sufficient copies for the Administrative Agent and each Bank:

         (a) CREDIT AGREEMENT. This Agreement executed by the Company and each of the Agents and the Banks;

         (b) RESOLUTIONS; INCUMBENCY.

                  (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans and the issuance of Letters of Credit, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                  (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder;

         (c) ARTICLES OF INCORPORATION; BY-LAWS AND GOOD STANDING. Each of the following documents:

                  (i) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date, and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                  (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

         (d) LEGAL OPINIONS. An opinion of Trevor V. Gunderson, Senior Counsel of the Company, addressed to the Agents and the Banks, in form and substance satisfactory to the Administrative Agent;

         (e) PAYMENT OF FEES. The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of JPMorgan Chase to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute JPMorgan Chase's reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and JPMorgan Chase; including any such costs, fees and expenses arising under or referenced in Sections 3.01, 10.04 and the Fee Letters;

         (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                  (i) the representations and warranties contained in Article 5 are true and correct on and as of such date, as though made on and as of such date;

                  (ii) no Default or Event of Default exists; and

                  (iii) there has occurred since May 25, 2003, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

         (g) EXISTING AGREEMENTS. Evidence to the satisfaction of the Administrative Agent of the termination of the Existing Agreement and payment of all amounts due under the Existing Agreement which have not heretofore been paid; and

         (h) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.

         Section 4.02. CONDITIONS TO ALL BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT. The obligation of each Bank to make any Loan to be made by it hereunder (including its initial Loan) or to continue or convert any Loan pursuant to
Section 2.04 and the obligation of any Issuing Bank to issue (including any renewal or extension of) any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance, continuation or conversion date:

         (a) NOTICE OF BORROWING OR CONTINUATION/CONVERSION. Except as provided in Section 2.04(c), the Administrative Agent shall have received a Notice of Borrowing, a Notice of Continuation/Conversion or a Notice of Issuance, as applicable; and

         (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in Article 5 shall be true and correct on and as of such borrowing, issuance, continuation or conversion date with the same effect as if made on and as of such borrowing, issuance, continuation or conversion date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

         Each Notice of Borrowing, Notice of Continuation/ Conversion and Notice of Issuance submitted by the Company hereunder (or the deemed continuation/conversion of any Loan pursuant to Section 2.04(c)) shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or application and as of the date of each Borrowing, continuation or conversion, as applicable, that the conditions in Section 4.02 are satisfied.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Agent and Bank that:

         Section 5.01. CORPORATE EXISTENCE AND POWER. The Company and each of its Material Subsidiaries:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and, as to the Company, to execute, deliver, and perform its obligations under, the Loan Documents;

         (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

         (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 5.02. CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement, and any other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

         (a) contravene the terms of any of the Company's Organization
Documents;

         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or

         (c) violate any Requirement of Law.

         Section 5.03. GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

         Section 5.04. BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         Section 5.05. LITIGATION. Except as disclosed by the Company in writing from time to time to the Agent and the Banks, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, expressly threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective Properties which:

         (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

         Section 5.06. NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

         Section 5.07. ERISA. (a) There is no outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by the Company or any ERISA Affiliate, nor with respect to any Qualified Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute, which could reasonably be expected to have a Material Adverse Effect.

         (b) No Qualified Plan subject to Title IV of ERISA has any Unfunded Pension Liability in excess of $25,000,000 in the aggregate.

         (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (d) Neither the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan and which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (e) Neither the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which could reasonably be expected to have a Material Adverse Effect.

         Section 5.08. USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans made and the Letters of Credit issued under this Agreement are intended to be and shall be used solely for the purposes set forth in and permitted by
Section 6.09, and are intended to be and shall be used in compliance with
Section 7.05. Neither the Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         Section 5.09. TITLE TO PROPERTIES. The Company and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 5.10. TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

         Section 5.11. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Company conducts evaluations of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries consistent with the risks posed and the nature of its operations, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of these evaluations, the Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

         Section 5.12. REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935.

         Section 5.13. COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         Section 5.14. FINANCIAL INFORMATION.

         (a) The consolidated balance sheet of the Company as of May 25, 2003 and the related consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year then ended, reported on by KPMG LLP, and included in the Company's most recent Form 10-K, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company as of such date and its consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Company as of November 23, 2003 and the related unaudited consolidated statements of earnings and cash flows for the six months then ended, set forth in the Company's most recent report on Form 10-Q, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Company as of such date and its consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

                                   ARTICLE 6
                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any Bank shall have any Revolving Commitment or Letter of Credit Liabilities hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         Section 6.01. FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank:

         (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the Company's Form 10-K Annual Report for such year as filed with the Securities and Exchange Commission and its Annual Report to Shareholders for such year, and accompanied by the opinion of KPMG LLP or another nationally-recognized independent public accounting firm which shall state that the Company's consolidated financial statements contained in such reports present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Company's or any Subsidiary's records;

         (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year, a copy of the Company's Form 10-Q Quarterly Report for such quarter as filed with the Securities and Exchange Commission; and

         (c) concurrently with the delivery of each 10-Q Quarterly Report referred to in Section 6.01(b) above, a certificate of a Responsible Officer (i) stating the Company's Ratio of Earnings to Fixed Charges for the period ending with the respective fiscal quarter of the Company reflected in such 10-Q Quarterly Report, and (ii) showing in detail the calculations supporting the determination of such ratio.

         Section 6.02. CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent, with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a) above, a certificate of a Responsible Officer (i) stating that no Default or Event of Default has occurred during such period except as specified (by applicable subsection reference) in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Section 7.06;

         (b) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority (other than Form S-8s, pricing supplements to Form S-3s, Form 8-Ks filing only exhibits to Form S-3s, Form 11-Ks, and Forms 3, 4 and 5); PROVIDED that this subsection (b) shall not require the Company to furnish any statements or reports which it has previously furnished to the Administrative Agent and the Banks; and

         (c) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

         Section 6.03. NOTICES. The Company shall promptly notify the Administrative Agent and each Bank:

         (a) (i) of the occurrence of any Default or Event of Default, (ii) of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default, and (iii) of the occurrence or existence of any event or circumstance that would cause the condition to Borrowing set forth in subsection 4.02(b) not to be satisfied if a Borrowing were requested on or after the date of such event or circumstance;

         (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could foreseeably result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could foreseeably result in a Material Adverse Effect;

         (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $100,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

         (d) upon, but in no event later than 30 days after, becoming aware of
(i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws which may reasonably result in liability in excess of $100,000,000, (ii) any other Environmental Claim which may reasonably result in liability in excess of $100,000,000, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws and which restrictions could reasonably be expected to have a Material Adverse Effect;

         (e) of any of the following events affecting the Company or any member of its Controlled Group (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event:

                  (i) an ERISA Event which could foreseeably result in a Default or Event of Default or which could reasonably be expected to have a Material Adverse Effect; or

                  (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group, the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, or the commencement of contributions by any member of the Controlled Group to any Plan if any such adoption or commencement results in an increase in unfunded liabilities of $50,000,000 or more, or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating in general what action the Company proposes to take with respect thereto. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

         Section 6.04. PRESERVATION OF CORPORATE EXISTENCE, ETC. Subject to
Section 7.02, the Company shall, and shall cause each of its Material Subsidiaries to:

         (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

         (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

         (c) remain in, and continue to operate substantially in, the food products business; and

         (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         Section 6.05. INSURANCE. The Company shall, and shall cause its Material Subsidiaries to, (a) insure and maintain insurance with responsible insurance companies in such amounts and against such risks as is customarily carried by owners of similar businesses and property, or (b) maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses.

         Section 6.06. PAYMENT OF OBLIGATIONS. The Company shall, and shall cause its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

         (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         Section 6.07. COMPLIANCE WITH LAWS. (a) The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law (including, without limitation, Environmental Laws) of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist and where non-compliance could not be expected to result in a Material Adverse Effect.

         (b) Upon the written request of the Administrative Agent or any Bank, the Company shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent and with sufficient copies for each Bank, at reasonable intervals, a general report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d), that may reasonably, individually or in the aggregate, result in liability in excess of $100,000,000.

         Section 6.08. INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each of its Subsidiaries to maintain books of record and account in conformity with GAAP consistently applied. Subject to such confidentiality restrictions as the Company may reasonably impose, the Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any

Bank to visit and inspect any of their respective Properties, to examine their respective records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         Section 6.09. USE OF PROCEEDS. The Company shall use the Letters of Credit and the proceeds of the Loans solely for general corporate purposes but not in contravention of any Requirement of Law.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees that, so long as any Bank shall have any Revolving Commitment or Letter of Credit Liabilities hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         Section 7.01. LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following:

         (a) any Lien existing on the Property of the Company or its Subsidiaries on the Closing Date securing Indebtedness outstanding on such date;

         (b) any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.06, provided that no Notice of Lien has been filed or recorded under the Code;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

         (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens on the Property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

         (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $10,000,000;

         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

         (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, PROVIDED, HOWEVER, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

         (j) Purchase money security interests on any Property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; PROVIDED THAT (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the Property so acquired in such transaction,
(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $50,000,000;

         (k) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

         (l) other Liens on Property, PROVIDED that the sum of the aggregate Indebtedness secured by such other Liens (exclusive of Indebtedness secured by Liens permitted by clauses (a) through (k) hereof) shall not exceed an amount equal to five percent (5%) of the Company's total assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter;

PROVIDED, HOWEVER, that for purposes of this Section 7.01, the term "Property" shall exclude the Company's common and cumulative preference stock, short and long-term marketable securities and options or other financial derivative instruments related to any of the foregoing.

         Section 7.02. DISPOSITION OF ASSETS; CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to,
(i) directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, or (ii) merge or consolidate with or into any Person, except:

         (a) dispositions of inventory, or used, worn-out or surplus Property, all in the Ordinary Course of Business;

         (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

         (c) dispositions of accounts and notes receivable, with or without recourse; PROVIDED that at no time shall the aggregate outstanding face amount of accounts and notes receivable disposed of pursuant to this Section 7.02(c) exceed $1,000,000,000;

         (d) dispositions of any Property in connection with the shelf-stable Green Giant business; and

         (e) other dispositions of Property during the term of this Agreement whose net book value, together with any dispositions permitted under subsection 7.02(c), in the aggregate shall not exceed twenty percent (20%) of the Company's total assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

PROVIDED, HOWEVER, that:

         (x) any Subsidiary of the Company may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries of the Company, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

         (y) the Company or any Subsidiary of the Company may sell or otherwise transfer any or all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Subsidiary of the Company; and

         (z) subject to the other provisions of this Agreement, a Person may merge with the Company or any Subsidiary in order to accomplish an acquisition, provided that the surviving corporation shall be the Company or a Subsidiary or it will become a Subsidiary as a result of such acquisition.

         Section 7.03. PARI PASSU RANKING. The Company will ensure that the claims and rights of the Banks against it under the Loan Documents will not be at any time subordinate to, and will rank at all times at least PARI PASSU with, the claims and rights of any other of its unsecured creditors, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

         Section 7.04. TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except
(a) as expressly permitted by this Agreement, (b) in connection with the repurchase by the Company of common stock of the Company, or (c) in the Ordinary Course of Business and pursuant to the reasonable conduct of the business of the Company or such Subsidiary.

         Section 7.05. MARGIN STOCK. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         Section 7.06. RATIO OF EARNINGS TO FIXED CHARGES. The Company shall not permit its Ratio of Earnings to Fixed Charges as determined for any period of four (4) consecutive fiscal quarters of the Company to be less than 2.5 to 1.0. During the term of this Agreement, the Company shall continue to compute its Ratio of Earnings to Fixed Charges in the same manner as computed in the Company's Form 10-K Annual Report for the period ended May 25, 2003 and shall continue to report such ratio to the Agent on a quarterly basis concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b).

         Section 7.07. PAYMENTS BY MATERIAL SUBSIDIARIES. Neither the Company nor any of its Material Subsidiaries will enter into or suffer to exist any consensual agreement or arrangement which would by its express terms limit the ability of any Material Subsidiary to pay any dividend to or otherwise advance funds to the Company.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

         Section 8.01. EVENT OF DEFAULT. Subject to the provisos at the end of this section, any of the following shall constitute an "Event of Default":

         (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any Reimbursement Obligation, or (ii) within three (3) Business Days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

         (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, or its Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in Section 6.03 or Article 7; or

         (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of (i) 10 days, in the case such default arises under Section 6.01 or 6.02, or (ii) 30 days, in the case of any other such default, after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

         (e) CROSS-DEFAULT. The Company or any Material Subsidiary shall (i) fail to pay when due, subject to the applicable grace period, if any, whether at stated maturity or otherwise, (A) any principal of, interest on, or premiums, fees or expenses or any other amounts relating to, any Indebtedness or (B) the deferred purchase price of any Property or asset or (C) any Contingent Obligation, or (ii) fail to observe or perform, subject to the applicable grace period, if any, any other term, covenant, condition or agreement contained in any instrument or agreement evidencing, securing or relating to any Indebtedness or Contingent Obligation, if the effect thereof is to cause, or permit the holder or holders of any such Indebtedness or obligation, or a trustee or agent on behalf of such holder or holders (collectively, the "holder"), to cause, such Indebtedness or obligation to become due prior to its stated maturity; PROVIDED, HOWEVER, that no Event of Default shall exist hereunder if (x) in the case of clause (ii), such failure or default has been waived by the holder thereof; (y) in the case of sub-clause (i)(B) or (i)(C), such failure is being contested in good faith by appropriate proceedings; or (z) the aggregate of all obligations which become (or, at the option of the holder thereof, may thereupon become) due and payable prior to their stated maturity as a result of any such failure or default, does not exceed $50,000,000; or

         (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any of its Material Subsidiaries (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Material Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Material Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Material Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

         (h) ERISA. (a) The Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code, and such failure could result in liability of more than $50,000,000; (ii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $50,000,000; (iii) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $50,000,000; (iv) in the case of an ERISA Event not described in clause (ii) or
(iii), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $50,000,000; or (v) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $50,000,000; or

         (i) MONETARY JUDGMENTS. There shall be entered against the Company or any Material Subsidiary one or more judgments or decrees which in the aggregate exceed $50,000,000 (not paid or fully covered by insurance or for which no adequate reserve has been established) and such judgments or decrees shall not have been vacated, discharged, stayed or appealed within the applicable period for appeal from the date of entry thereof;

PROVIDED, HOWEVER, that if no Loan or Letter of Credit is outstanding at the time any event or circumstance specified in paragraph (b), (c), (d), (h) or (i) of this Section 8.01 shall occur or arise, then any such event or circumstance shall not be deemed an Event of Default, but the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, declare the Revolving Commitment of each Bank to make Loans and the obligation of each Issuing Bank to issue any Letter of Credit to be terminated, whereupon such Revolving Commitments and the obligation of each Issuing Bank to issue any Letter of Credit shall forthwith be terminated and the Company shall promptly pay to the Administrative Agent all accrued but unpaid amounts then outstanding under this Agreement or under any other Loan Document; provided further, however, that:

                  (i) the Company shall promptly notify the Administrative Agent and each Bank of any such event or circumstance, and

                  (ii) the obligation of each Bank to make any Loan hereunder or to issue any Letter of Credit shall be immediately suspended for so long as any such event or circumstance shall continue to exist.

         Section 8.02. REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

         (a) declare the Revolving Commitment of each Bank to make Loans and the obligation of each Issuing Bank to issue any Letter of Credit to be terminated, whereupon such Revolving Commitments and such obligation of each Issuing Bank to issue any Letter of Credit shall forthwith be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and any outstanding Reimbursement Obligation in respect of any drawing under a Letter of Credit and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

         (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in paragraph
(f) or (g) of Section 8.01 above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and the obligation of each Issuing Bank to issue any Letter of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and any outstanding Reimbursement Obligations and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

         Section 8.03. CASH COVER. The Company agrees, in addition to the provisions in Sections 8.01 and 8.02, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Majority Banks or any Issuing Bank having an outstanding Letter of Credit, pay to the Administrative Agent an amount in immediately available funds (which shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit outstanding at such time (or, in the case of a request by an Issuing Bank, all such Letters of Credit issued by it), PROVIDED that, upon the occurrence of any Event of Default specified in clause (f) or (g) above with respect to the Company, and on the Revolving Termination Date, the Company shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent, any Issuing Bank or any Bank. Amounts so held shall be invested by the Administrative Agent upon the instruction and for the account of the Company in short-term U.S. government securities.

         Section 8.04. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE 9
                                   THE AGENTS

         Section 9.01. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         Section 9.02. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative

Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         Section 9.03. LIABILITY OF ADMINISTRATIVE AGENT. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any Letter of Credit or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement, any Letter of Credit or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement, any Letter of Credit or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Letter of Credit or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any Letter of Credit or any other Loan Document, or to inspect the Properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         Section 9.04. RELIANCE BY AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         Section 9.05. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article 8; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         Section 9.06. CREDIT DECISION. Each Bank expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agent-Related Persons.

         Section 9.07. INDEMNIFICATION. The Banks shall indemnify upon demand the Administrative Agent-Related Persons and any Issuing Bank (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably in accordance with their respective Revolving Commitments, or if no Revolving Commitments are in effect, in accordance with their respective outstanding Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement, any Letter of Credit or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent and any Issuing Bank upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Letter of Credit, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses and attorneys' fees (including Attorney Costs). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

         Section 9.08. ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. JPMorgan Chase and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though JPMorgan Chase were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, JPMorgan Chase or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan Chase shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include JPMorgan Chase in its individual capacity.

         Section 9.09. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Company shall appoint from among the Banks a successor agent for the Banks (unless an Event of Default then exists in which case the Majority Banks shall appoint the successor agent). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9 and Sections
10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Company or the Majority Banks appoint a successor agent as provided for above.

         Section 9.10. OTHER AGENTS. None of the Syndication Agent or the Documentation Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on the Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, the Company (and if the rights or duties of any Issuing Bank are affected thereby, by it) and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Company and acknowledged by the Administrative Agent, do any of the following:

         (a) extend or increase the Revolving Commitment of any Bank (or reinstate any Revolving Commitment terminated pursuant to subsection 8.02(a)) or subject any Bank to any additional obligations;

         (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder, under any Loan Document, or the latest permitted expiry date for Letters of Credit;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any Reimbursement Obligation or any fees or other amounts payable hereunder or under any Loan Document;

         (d) change the percentage of the Revolving Commitments or of the Total Outstanding Amount, which shall be required for the Banks or any of them to take any action hereunder or change the definition of Majority Banks;

         (e) amend this Section 10.01 or any provision providing for consent or other action by all Banks; or

         (f) alter the pro rata treatment of the Banks under Section 2.13 or any other provision providing for pro rata treatment;

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by such Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of any Agent under this Agreement or any other Loan Document.

         Section 10.02. NOTICES. (a) All notices, requests and other communications provided for hereunder to any party shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature pages hereof or in the applicable Administrative Questionnaire, as the case may be, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to such party: (A) in the case of the Company or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (B) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire, or (C) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices to the Administrative Agent or any Issuing Bank pursuant to Article 2 or 9 shall not be effective until actually received by it.

         (c) The Company acknowledges and agrees that any agreement of the Administrative Agent and the Banks in Article 2 herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

         Section 10.03. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         Section 10.04. COSTS AND EXPENSES. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

         (a) pay or reimburse JPMorgan Chase (including in its capacity as Administrative Agent) within fifteen Business Days after demand (subject to subsection 4.01(e)) for all reasonable, demonstrable costs and out-of-pocket expenses incurred by JPMorgan Chase (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by JPMorgan Chase (including in its capacity as Administrative Agent) with respect thereto as agreed in the Fee Letters; and

         (b) pay or reimburse each Bank and the Administrative Agent within fifteen Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any Letter of Credit, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Administrative Agent and any Bank or Issuing Bank.

         Section 10.05. INDEMNITY. (a) The Company shall pay, indemnify, and hold each Bank and Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Letter of Credit and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement, the Loans, any Letter of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations and termination of this Agreement.

         (b) An Indemnified Person shall give prompt notice to the Company of any claim asserted in writing, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder, provided that the omission so to notify the Company will not relieve the Company from any liability, if any, which it may have to the Indemnified Person otherwise than under Section 10.05(a) unless and to the extent that the Company shall have been materially damaged by the delay in notification or the failure to be notified.

         (c) The Indemnified Person shall assist the Company in the defense of any such action or proceeding by arranging discussions with (and the calling as witnesses of) relevant officers, directors, employees and agents of the Indemnified Person and providing reasonable access to relevant books and records. The


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


Company shall have the right to, and shall at the request of the Indemnified Person, participate in, and assume the defense of, any such action or proceeding at its own expense using counsel mutually acceptable to the Company and the Indemnified Person. In any such action or proceeding which the Company has participated in or assumed the defense of, the Indemnified Person shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at its own expense unless the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Company and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

         (d) The Company shall not be liable under Section 10.05 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Company may settle any claim without the consent of the Indemnified Person if monetary damages are paid in full by the Company, PROVIDED, that the Company shall not make any admission of wrongdoing by such Indemnified Person and all claimants shall execute a full release in favor of such Indemnified Person. An Indemnified Person shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Company under Section 10.05.

         Section 10.06. MARSHALLING; PAYMENTS SET ASIDE. Neither the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent with the consent of the Majority Banks) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

         Section 10.07. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Company without such consent shall be null and void).

         Section 10.08. ASSIGNMENTS, PARTICIPATIONS, ETC.

         (a) Any Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, Letter of Credit Liabilities, and the Loans at the time owing to it); PROVIDED THAT (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Revolving Commitment, Letter of Credit Liabilities, and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund with respect to a Bank, the amount of the Revolving Commitment (which for this purpose includes Loans and Letter of Credit Liabilities outstanding thereunder) subject to each such assignment (determined as of the date the Assignment and Assumption Agreement, as hereinafter defined, with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans, the Letter of Credit Liabilities, and/or the Revolving Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an agreement, substantially in the form of Exhibit C hereto (an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 2.02(a), from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 10.04, and 10.05). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (b) of this Section.

         (b) Any Bank may, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment, the Loans and/or the Letter of Credit Liabilities at the time owing to it); PROVIDED THAT (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (a), (b) or (c) of Section 10.01 that affects such Participant. Subject to paragraph (c) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.02, 3.03 and 3.04 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (a) of this Section.

         (c) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(f) as though it were a Bank.

         (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

         (e) Notwithstanding anything to the contrary contained herein, any Bank (a "GRANTING BANK") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company (an "SPC"), the option to provide to the Company all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Company pursuant to this Agreement; PROVIDED THAT (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) the Granting Bank's obligations under this Agreement shall remain unchanged and (iii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Revolving Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting
Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.08, any SPC may with notice to, but without (except as specified below) the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institution (consented to by the Administrative Agent and, so long as no Event of Default has occurred, the Company, which consents shall not be unreasonably withheld or delayed) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans. Any SPC shall be a Transferee for purposes of Section 10.09 hereof, provided that in addition to disclosures permitted pursuant to Section 10.09, an SPC may disclose on a basis acknowledged by the recipient as confidential any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. An amendment to this subsection (e) without the written consent of an SPC shall be ineffective insofar as it alters the rights and obligations of such SPC.

         Section 10.09. CONFIDENTIALITY. Each Bank agrees to take normal and reasonable precautions and exercise due care (in the same manner as it exercises for its own affairs) to maintain the confidentiality of all information identified as "confidential" by the Company and provided to it by the Company or any Subsidiary of the Company, or by the Administrative Agent on such Company's or Subsidiary's behalf, in connection with this Agreement, any Letter of Credit or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information

                  (i) was or becomes generally available to the public other than as a result of a disclosure by such Bank, or

                  (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Bank; provided further, however, that any Bank may disclose such information

                           (A) at the request or pursuant to any requirement of
                  any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority;

                           (B) pursuant to subpoena or other court process,
                  provided that the Company is given prompt notice of such subpoena or other process (unless such Bank is legally prohibited from giving such notice);

                           (C) when required to do so in accordance with the
                  provisions of any applicable Requirement of Law;

                           (D) to the extent reasonably required in connection
                  with any litigation or proceeding to which any Agent, any Bank or their respective Affiliates may be party;

                           (E) to the extent reasonably required in connection
                  with the exercise of any remedy hereunder or under any other Loan Document; and

                           (F) to such Bank's independent auditors and other
                  professional advisors as may be reasonably required in order for any party to fulfill its obligations, provided further, that such auditors or advisors shall be informed of the confidentiality requirements of this Agreement.

Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "TRANSFEREE") and to any prospective Transferee or to any actual or prospective contractual counterparty (or its advisors) to any securitization, hedge or other derivative transaction, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Administrative Agent or the Banks pursuant to this Agreement or which has been delivered to the Administrative Agent or the Banks by the Company in connection with the Bank's credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Person agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder. Notwithstanding anything herein to the contrary, any party hereto (and any employee, representative or other agent of thereof) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         Section 10.10. SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank or any of its Affiliates to or for the credit or the account of the Company against any and all Obligations owing to such Bank or Affiliate, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank or Affiliate; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.10 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

         Section 10.11. NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         Section 10.12. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

         Section 10.13. SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         Section 10.14. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Agent or Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         Section 10.15. TIME. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         Section 10.16. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         Section 10.17. WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 10.18. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents and the Fee Letters, embodies the entire agreement and understanding among the Company, the Banks and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their proper and duly authorized officers as of the day and year first above written.


                                          GENERAL MILLS, INC.

                                          By: /s/ David B. VanBenschoten
                                              --------------------------------
                                              Name:  David B. VanBenschoten
                                              Title: Vice President, Treasurer

                                          Address for notices:

                                          One General Mills Boulevard
                                          P.O. Box 1113
                                          Minneapolis, Minnesota  55440
                                          Attn:  Vice President, Treasurer
                                          Tel:  763-764-7384
                                          Facsimile:  763-764-2544

                                          If by courier delivery:

                                          One General Mills Boulevard
                                          Minneapolis, Minnesota  55426

                                          JPMORGAN CHASE BANK,
                                          as Administrative Agent and as a Bank

                                          By: /s/ B. B. Wuthrich
                                              ----------------------------------
                                              Name:  B. B. Wuthrich
                                              Title: Vice President


                                          Address for notices:

                                          270 Park Avenue
                                          New York, NY  10017
                                          Tel:  713-750-2119
                                          Facsimile:  713-750-2782

                                          BANK OF AMERICA, N.A.

                                          By: /s/ Eyal Namordi
                                              ----------------------------------
                                              Name:  Eyal Namordi
                                              Title: Vice President

                                          BARCLAYS BANK PLC

                                          By: /s/ Douglas Bernegger
                                              ----------------------------------
                                              Name:  Douglas Bernegger
                                              Title: Director

                                          CITICORP USA, INC.

                                          By: /s/ Richard M. Levin
                                              ----------------------------------
                                              Name:  Richard M. Levin
                                              Title: Director

                                          THE BANK OF TOKYO-MITSUBISHI
                                          LTD., CHICAGO BRANCH

                                          By: /s/ Patrick McCue
                                              ----------------------------------
                                              Name:  Patrick McCue
                                              Title: Vice President & Manager

                                          BNP PARIBAS

                                          By: /s/ Peter C. Labrie
                                              ----------------------------------
                                              Name:  Peter C. Labrie
                                              Title: Central Region Manager


                                          By: /s/ Barbara V. Rivera
                                              ----------------------------------
                                              Name:  Barbara V. Rivera
                                              Title: Vice President

                                          DEUTSCHE BANK AG, NEW YORK BRANCH

                                          By: /s/ Frederick W. Laird
                                              ----------------------------------
                                              Name:  Frederick W. Laird
                                              Title: Managing Director


                                          By: /s/ Belinda J. Wheeler
                                              ----------------------------------
                                              Name:  Belinda J. Wheeler
                                              Title: Vice President

                                          LEHMAN BROTHERS BANK, FSB

                                          By: /s/ Gary T. Taylor
                                              ----------------------------------
                                              Name:  Gary T. Taylor
                                              Title: Vice President

                                          MERRILL LYNCH BANK USA

                                          By: /s/ Louis Alder
                                              ----------------------------------
                                              Name:  Louis Alder
                                              Title: Vice President

                                          MORGAN STANLEY BANK

                                          By: /s/ Daniel Twenge
                                              ----------------------------------
                                              Name:  Daniel Twenge
                                              Title: Associate

                                          SUNTRUST BANK

                                          By: /s/ Michel A. Odermatt
                                              ----------------------------------
                                              Name:  Michel A. Odermatt
                                              Title: Director

                                          UBS LOAN FINANCE LLC

                                          By: /s/ Barbara Ezell-McMichael
                                              ----------------------------------
                                              Name:  Barbara Ezell-McMichael
                                              Title: Associate Director
                                                     Banking Products
                                                     Services, US


                                          By: /s/ Wilfred V. Saint
                                              ----------------------------------
                                              Name:  Wilfred V. Saint
                                              Title: Associate Director
                                                     Banking Products
                                                     Services, US

                                          THE BANK OF NEW YORK

                                          By: /s/ John-Paul Marotta
                                              ----------------------------------
                                              Name:  John-Paul Marotta
                                              Title: Vice President

                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By: /s/ Lee E. Greve
                                              ----------------------------------
                                              Name:  Lee E. Greve
                                              Title: First Vice President

                                          CREDIT SUISSE FIRST BOSTON, acting
                                          through its Cayman Islands Branch

                                          By: /s/ Karl Studer
                                              ----------------------------------
                                              Name:  Karl Studer
                                              Title: Director


                                          By: /s/ Cedric Evard
                                              ----------------------------------
                                              Name:  Cedric Evard
                                              Title: Assistant Vice President

                                          WILLIAM STREET COMMITMENT CORPORATION
                                          (Recourse only to assets of William
                                          Street Commitment Corporation)


                                          By: /s/ David Wer
                                              ----------------------------------
                                              Name:  David Wer
                                              Title: Treasurer

                                          MELLON BANK, N.A.

                                          By: /s/ Daniel J. Lenckos
                                              ----------------------------------
                                              Name:  Daniel J. Lenckos
                                              Title: First Vice President

                                          COOPERATIVE CENTRALE RAIFFEISEN-
                                          BOERENLEENBANK B.A.,
                                          "RABOBANK INTERNATIONAL" NEW
                                          YORK BRANCH

                                          By: /s/ Brett Delfino
                                              ----------------------------------
                                              Name:  Brett Delfino
                                              Title: Executive Director


                                          By: /s/ Michael L. Laurie
                                              ----------------------------------
                                              Name:  Michael L. Laurie
                                              Title: Executive Director

                                          SUMITOMO MITSUI BANKING CORPORATION

                                          By: /s/ Leo E. Pagarigan
                                              ----------------------------------
                                              Name:  Leo E. Pagarigan
                                              Title: Senior Vice President

                                          U.S. BANK NATIONAL ASSOCIATION

                                          By: /s/ Karen E. Weathers
                                              ----------------------------------
                                              Name:  Karen E. Weathers
                                              Title: Vice President

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                          By: /s/ Jennifer Barrett
                                              ----------------------------------
                                              Name:  Jennifer Barrett
                                              Title: Vice President


                                          By: /s/ Scott Bjelde
                                              ----------------------------------
                                              Name:  Scott Bjelde
                                              Title: Vice President &
                                                     Senior Banker

                                          AUSTRALIA AND NEW ZEALAND BANKING
                                          GROUP LIMITED

                                          By: /s/ D. Menon
                                              ----------------------------------
                                              Name:  D. Menon
                                              Title: Director

                                          HSBC BANK USA

                                          By: /s/ William B. Murray
                                              ----------------------------------
                                              Name:  William B. Murray
                                              Title: First Vice President

                                          NATIONAL AUSTRALIA BANK

                                          By: /s/ Scott Tuhy
                                              ----------------------------------
                                              Name:  Scott Tuhy
                                              Title: Director

                                          SOCIETE GENERALE

                                          By: /s/ Ambrish D. Thanawala
                                              ----------------------------------
                                              Name:  Ambrish D. Thanawala
                                              Title: Director

                                          STANDARD CHARTERED BANK

                                          By: /s/ Bert De Guzman
                                              ----------------------------------
                                              Name:  Bert De Guzman
                                              Title: Senior Vice President
                                                     Global Account Manager


                                          By: /s/ Andrew Ng
                                              ----------------------------------
                                              Name:  Andrew Ng
                                              Title: Vice President
                                                     Senior Credit Documentation
                                                     Manager & Middle Office
                                                     Support

                                PRICING SCHEDULE

         The "APPLICABLE MARGIN" for Offshore Rate Loans, "FACILITY FEE RATE" and "LETTER OF CREDIT RATE" for any day are the respective percentages set forth below in the applicable row and column based upon the Utilization and Status that exist on such day:

---------------------------------------------------------------------------------------------------------
STATUS                       LEVEL I     LEVEL II     LEVEL III     LEVEL IV      LEVEL V     LEVEL VI
---------------------------------------------------------------------------------------------------------
APPLICABLE MARGIN:
Utilization # 50%             0.170%      0.210%        0.300%       0.500%        0.700%      1.000%
Utilization > 50%             0.270%      0.310%        0.400%       0.600%        0.825%      1.125%
---------------------------------------------------------------------------------------------------------
FACILITY FEE RATE:            0.080%      0.090%        0.100%       0.150%        0.175%      0.250%
---------------------------------------------------------------------------------------------------------
LETTER OF CREDIT FEE RATE:    0.270%      0.310%        0.400%       0.600%        0.825%      1.125%
---------------------------------------------------------------------------------------------------------

         For purposes of this Schedule, the following terms have the following meanings:

         "LEVEL I" status exists at any date if, at such date, the Company's senior unsecured long-term debt has ratings that are better than or equal to at least two of the following three ratings: (i) A by S&P and/or (ii) A2 by Moody's and/or (iii) A by Fitch.

         "LEVEL II" status exists at any date if, at such date, the Company's senior unsecured long-term debt has ratings that are better than or equal to at least two of the following three ratings: (i) A- by S&P and/or (ii) A3 by Moody's and/or (iii) A- by Fitch, and Level I status does not exist.

         "LEVEL III" status exists at any date if, at such date, the Company's senior unsecured long-term debt has ratings that are better than or equal to at least two of the following three ratings: (i) BBB+ by S&P and/or (ii) Baa1 by Moody's and/or (iii) BBB+ by Fitch, and neither Level I status nor Level II status exists.

         "LEVEL IV" status exists at any date if, at such date, the Company's senior unsecured long-term debt has ratings that are better than or equal to at least two of the following three ratings: (i) BBB by S&P and/or (ii) Baa2 by Moody's and/or (iii) BBB by Fitch, and none of Level I status, Level II status and Level III status exists.

         "LEVEL V" status exists at any date if, at such date, the Company's senior unsecured long-term debt has ratings that are better than or equal to at least two of the following three ratings: (i) BBB- by S&P and/or (ii) Baa3 by Moody's and/or (iii) BBB- by Fitch, and none of Level I status, Level II status, Level III status, and Level IV status exists.

         "LEVEL VI" status exists at any date if, at such date, no other Status exists.

         "STATUS" refers to the determination of which of Level I status, Level II status, Level III status, Level IV status, Level V status or Level VI status exists at any date.

         "UTILIZATION" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the Total Outstanding Amount and (ii) the denominator of which is the Aggregate Revolving Commitment at such date. If for any reason any Loans or Letter of Credit Liabilities remain outstanding following the termination of the Aggregate Revolving Commitments, Utilization shall be deemed to be 100%.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                  SCHEDULE 2.01

                                                               REVOLVING
BANK                                                          COMMITMENT

JPMorgan Chase Bank                                           $50,000,000

Bank of America, N.A.                                         $50,000,000

Barclays Bank PLC                                             $42,500,000

Citicorp USA, Inc.                                            $42,500,000

The Bank of Tokyo-Mitsubishi Ltd., Chicago Branch             $30,000,000

BNP Paribas                                                   $30,000,000

Deutsche Bank AG, New York Branch                             $30,000,000

Lehman Brothers Bank, FSB                                     $30,000,000

Merrill Lynch Bank USA                                        $30,000,000

Morgan Stanley Bank                                           $30,000,000

SunTrust Bank                                                 $30,000,000

UBS Loan Finance LLC                                          $30,000,000

The Bank of New York                                          $25,000,000

Credit Lyonnais New York Branch                               $25,000,000

Credit Suisse First Boston                                    $25,000,000

William Street Commitment Corporation                         $25,000,000

Mellon Bank, N.A.                                             $25,000,000

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
"Rabobank International" New York Branch                      $25,000,000

Sumitomo Mitsui Banking Corporation                           $25,000,000

U.S. Bank National Association $25,000,000

Wells Fargo Bank, National Association                        $25,000,000

Australia and New Zealand Banking Group Limited               $20,000,000

                                                               REVOLVING
BANK                                                          COMMITMENT

HSBC Bank USA                                                 $20,000,000

National Australia Bank                                       $20,000,000

Societe Generale                                              $20,000,000

Standard Chartered Bank                                       $20,000,000



Total                                                        $750,000,000

                                                                       EXHIBIT A

                               NOTICE OF BORROWING


                                                         Date: _________________



To: JPMorgan Chase Bank, as Administrative Agent for the Banks parties to the Five-Year Credit Agreement dated as of January 20, 2004 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among General Mills, Inc., JPMorgan Chase Bank, as Administrative Agent, and certain other Agents and Banks party thereto

Ladies and Gentlemen:

     The undersigned General Mills, Inc. (the "Company") refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein:

          1.   The Business Day of the proposed Borrowing is ______________,
               200_.

          2.   The aggregate amount of the proposed Borrowing is $_________.

          3. The Borrowing is to be comprised of $______ of [Offshore Rate] [Base Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [one week or ___ month(s)].

     The undersigned hereby certifies that the following statement is true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom: the representations and warranties of the Company contained in
Article 5 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).


                                          GENERAL MILLS, INC.

                                          By:_____________________________

                                          Title:__________________________

                                          By:_____________________________

                                          Title:__________________________

                                                                       EXHIBIT B

                       NOTICE OF CONVERSION/CONTINUATION

                                                              Date: ____________

To: JPMorgan Chase Bank, as Administrative Agent for the Banks parties to the Five-Year Credit Agreement dated as of January 20, 2004 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among General Mills, Inc., JPMorgan Chase Bank, as Administrative Agent, and certain other Agents and Banks party thereto

Ladies and Gentlemen:

     The undersigned, General Mills, Inc., refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

     1. The date of the [conversion] [continuation] is ______________, 200__.

     2. The aggregate amount of the Loans [converted] is $_________ or [continued] is $__________.

     3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

     4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [one week or ___ month(s)].

     The undersigned hereby certifies that the following statement is true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom: the representations and warranties of the Company contained in Article 5 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).



                                          GENERAL MILLS, INC.

                                          By:____________________________
                                          Title:_________________________

                                          By:____________________________
                                          Title:_________________________

                                                                       EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT dated as of ________ __, ____ among [NAME OF ASSIGNOR] (the "ASSIGNOR") and [NAME OF ASSIGNEE] (the "ASSIGNEE").

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Five-Year Credit Agreement dated as of January 20, 2004 (as amended from time to time, the "CREDIT AGREEMENT") among General Mills, Inc., the Banks party thereto, Bank of America, N.A., as Syndication Agent, Barlays Bank PLC and Citibank, N.A., as Documentation Agents and JPMorgan Chase Bank, as Administrative Agent;

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Commitment to make Loans to the Company in an aggregate principal amount at any time outstanding not to exceed $____________;

     WHEREAS, Loans made to the Company by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

     WHEREAS, the Assignor has Letter of Credit Liabilities in an aggregate amount of $_________ under the Credit Agreement at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Revolving Commitment thereunder in an amount equal to $__________ (the "ASSIGNED INTEREST"), together with a corresponding portion of each of its outstanding Loans and Letter of Credit Liabilities, and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Interest and a corresponding portion of each of its outstanding Loans and of its Letter of Credit Liabilities, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Interest.

Upon the execution and delivery hereof by the Assignor and the Assignee [and the execution of the consent attached hereto by the Company and the Administrative Agent](1) and the payment of the amounts specified in Section 3 required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Revolving Commitment in an amount equal to the Assigned Interest and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans and of its Letter of Credit Liabilities and (ii) the Revolving Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Interest, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(2) Facility fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Interest are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

     [SECTION 4. CONSENT OF THE COMPANY, THE ISSUING BANKS AND THE ADMINISTRATIVE AGENT. This Agreement is conditioned upon the consent of the Company, the Issuing Banks and the Administrative Agent pursuant to Section
10.08 of the Credit Agreement.](3)

     [SECTION 5. NOTE. The Company has agreed to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.](4)



----------
     (1) Delete if consent is not required.

     (2) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     (3) Delete if consent is not required.

     (4) Delete if execution and delivery of a Note is not required.

     SECTION 6. REPRESENTATIONS AND WARRANTIES.

     (a) Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby.

     (b) Assignee. The Assignee represents and warrants that (i) it has full power and authority and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement and (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement.

     (c) Limitation. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Company, or the validity and enforceability of the Company's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

     SECTION 7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 8. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          [NAME OF ASSIGNOR]




                                          By:
                                                 ------------------------------
                                          Name:
                                          Title:

                                          [NAME OF ASSIGNEE]



                                          By:
                                                 ------------------------------
                                          Name:
                                          Title:


The undersigned consent to the foregoing assignment.


                                          GENERAL MILLS, INC.



                                          By:
                                                 ------------------------------
                                          Name:
                                          Title:


                                          JPMORGAN CHASE BANK, as Administrative
                                          Agent and as Issuing Bank

                                          By:
                                                 ------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D

                                      NOTE


                                                              New York, New York
                                                           ___________ __,______


     For value received, General Mills, Inc., a Delaware corporation (the "COMPANY"), promises to pay to the order of ______________________ (the "BANK"), for the account of its applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement referred to below on the Revolving Termination Date provided for in the Credit Agreement. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, at 270 Park Avenue, New York, New York 10017.

     The date and amount of each Loan made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make (or any error in making) any such recordation or endorsement shall not affect the Company's obligations hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of January 20, 2004 among General Mills, Inc., JPMorgan Chase Bank, as Administrative Agent, and certain other Agents and Banks party thereto (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                          GENERAL MILLS, INC.


                                           By:    /s/ David B. VanBenschoten
                                                  ------------------------------
                                           Name:  David B. VanBenschoten
                                           Title: Vice President, Treasurer

                         LOANS AND PAYMENTS OF PRINCIPAL

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                                AMOUNT                         AMOUNT OF
          DATE                  OF LOAN                     PRINCIPAL REPAID                NOTATION MADE BY
------------------------------------------------------------------------------------------------------------------------

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


                                      D-2